Exhibit 15.3

Independent Auditors Report (Page 1 of 5) - This page has purposefully been left blank

Independent Auditors Report (Page 2 of 5) - This page has purposefully been left blank

Independent Auditors Report (Page 3 of 5) - This page has purposefully been left blank

Independent Auditors Report (Page 4 of 5) - This page has purposefully been left blank

Independent Auditors Report (Page 5 of 5) - This page has purposefully been left blank

Shareholder Information (Page 1 of 2) – This page has purposefully been left blank

Shareholder Information (Page 2 of 2) – This page has purposefully been left blank

Corporate Directory – This page has purposefully been left blank

Back Cover – This page has purposefully been left blank

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